UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ----------------------


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  June 6, 2005


                               ACORN HOLDING CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



DELAWARE                         FILE NUMBER 0-11454                59-2332857
(STATE OR OTHER JURISDICTION  (COMMISSION FILE NUMBER)        (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)



2618 YORK AVENUE, MINDEN, LA                                             71055
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


Registrant's telephone number, including area code: (318) 382-4574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

   [ ] Written communications  pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)
   [ ] Soliciting  material  pursuant to Rule 14a-12  under the Exchange Act (17
       CFR 240.14a-12)
   [ ] Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under  the
       Exchange Act (17 CFR 240.14d-2(b))
   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
---------  ------------------------------------------

Pursuant to the terms of an Assignment and Assumption Agreement (the "Assignment Agreement"), dated as of June 6, 2005, Acorn Holding Corp. (the "Company") has assumed all of the rights and obligations of Valentec Systems, Inc. ("Valentec"), the Company's new wholly-owned subsidiary (as more particularly described below in Item 3.02), under that certain Promissory Note in the principal amount of $1,000,000 issued by Valentec on April 28, 2005 in favor of Montgomery Equity Partners, Ltd (the "Note"), and the Standby Equity Distribution Agreement, dated April 28, 2005, by and between Cornell Capital Partners, LP (the "SEDA"), together with the related agreements and documents.

The foregoing summary of the terms and conditions of the Assignment Agreement, the Note, the SEDA and the related agreements and documents do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements which are filed as exhibits hereof and are hereby incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
---------  ---------------------------------------

On June 6, 2005, the transactions contemplated under the Stock Purchase and Share Exchange Agreement (the "Purchase Agreement"), dated May 27, 2005, by and among the Company, Valentec and the two stockholders of Valentec (the "Valentec Stockholders") were consummated. Pursuant to the terms of the Purchase Agreement, the Company purchased all of the outstanding shares of common stock of Valentec (i.e., 100 shares) in exchange for the issuance by the Company to the Valentec Stockholders on a pro rata basis of 5,423,130 newly-issued shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The shares of Common Stock are restricted securities that are exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance on the exemption provided by Rule 506 of Regulation D. Following the consummation of such transactions, the Valentec Stockholders, on an aggregate basis, own approximately 77.47% of the issued and outstanding Common Stock of the Company.

ITEM 5.01.   CHANGES IN CONTROL OF REGISTRANT.
----------   --------------------------------

See Item 3.02 above.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
----------  --------------------------------------------------------------------
APPOINTMENT OF PRINCIPAL DIRECTORS.
----------------------------------

Pursuant to the terms of the Purchase Agreement, five of the six members of the board of directors of the Company, namely Paula Berliner, George Farley, Ronald
J. Manganiello, Stephen A. Ollendorff and Bert Sager, resigned effective as of June 6, 2005. In addition, Edward N. Epstein resigned as the Company's Chief Executive Officer and Larry V. Unterbrink resigned as the Company's Secretary and Treasurer effective as of June 6, 2005. Mr. Epstein is the sole remaining member of the Company's board of directors.

Effective as of June 6, 2005, Mr. Zummo was appointed President and Chief Executive Officer of the Company. Since 2000, Mr. Zummo has been Chairman of the Board, President and Chief Executive Officer of Valentec.

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

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
---------  ---------------------------------

(c)     Exhibits.

        10.1 Assignment and Assumption Agreement, dated as of June 6, 2005, by and between Acorn Holdign Corp. and Valentec Systems, Inc.

        10.2 Standby Equity Distribution Agreement, dated as of April 28, 2005, by and between Valentec Systems, Inc.and and Cornell Capital Partners, LP.

        10.3 Promissory Note of Valentec Systems, Inc. dated as of April 28, 2005, to Montgomery Equity Partners, Ltd.

        10.4 Security Agreement, effective as of April 28, 2005, by and between Valentec Systems, Inc.and Montgomery Equity Partners, Ltd.

        10.5 Warrant to Purchase Common Stock of Valentec Systems, Inc. issued to Cornell Capital Partners, LP.

        10.6 Registration Rights Agreement, dated as of April 28, 2005, by and between Valentec Systems, Inc.and Cornell Capital Partners, LP.

        10.7 Placement Agent Agreement, dated as of April 28, 2005, between Valentec Systems, Inc.and Newbridge Securities Corporation.

        10.8 Escrow Agreement, dated as of April 28, 2005, by and among Valentec Systems, Inc., Cornell Capital Partners, LP. And David Gonzalez, Esq., as Escrow Agent.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:    June 10, 2005


                                    ACORN HOLDING CORP.


                                    By: /s/ Robert A. Zummo
                                        ---------------------------------------
                                    Robert A. Zummo
                                    President and Chief Executive Officer

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